UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2026

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

11750 Sorrento Valley Road, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 31, 2026, Molly Carr, M.D. was appointed as the Chief Medical Officer of iBio, Inc. (the “Company”).

Dr. Molly Carr, M.D., age 59, is a physician executive with extensive experience in the biotechnology and pharmaceutical industries. Immediately prior to joining the Company, she served as Clinical Head, Associate Vice President, Insulin and Glucagon Franchise at Eli Lilly and Company (“Eli Lilly”) since 2021. In that role, she oversaw clinical development activities for Eli Lilly’s insulin and glucagon portfolio, including late-stage development programs for efsitora, a once-weekly insulin candidate, as well as other diabetes and metabolic disease therapies. Prior to assuming that position, Dr. Carr served as Senior Medical Fellow, Associate Vice President, Diabetes Business Development and External Innovation at Eli Lilly from 2018 to 2021, where she led the evaluation of external business development opportunities and supported licensing and strategic transactions in diabetes and related metabolic diseases. Before joining Eli Lilly, Dr. Carr held positions of increasing responsibility at GlaxoSmithKline plc, including Endocrine Scientific Lead, Metabolic Pathways & Cardiovascular R&D Unit, and Global Medical Affairs Lead for albiglutide. Earlier in her career, she served in clinical development and medical leadership roles at CSL Behring and Wyeth LLC and held academic appointments in endocrinology and metabolism at Northwestern University, the University of Washington, and the University of Pennsylvania. Dr. Carr received a B.A. in Biology from Barnard College and an M.D. from Columbia College of Physicians and Surgeons. She is board certified in Endocrinology, Diabetes and Metabolism and Internal Medicine.

Pursuant to the terms of an employment agreement that the Company entered into with Dr. Carr, dated July 31, 2026 (the “Employment Agreement”), Dr. Carr will receive an annual base salary of $470,000 and will be eligible to earn an annual target cash bonus equal to 40% of her base salary, based on individual and Company performance criteria established by the Compensation Committee of the Board of Directors. Dr. Carr will also be entitled to participate in the Company’s employee benefit plans and programs generally available to similarly situated executives.

As an inducement material to Dr. Carr’s entering into employment with the Company, the Compensation Committee of the Board of Directors approved a non-qualified stock option award to purchase 430,000 shares of the Company’s common stock (the “Inducement Award”). The Inducement Award was granted outside of the Company’s 2023 Omnibus Incentive Plan (the “Plan”), but subject to the terms and conditions of the Company’s standard form of stock option agreement and, except as otherwise required to qualify as an inducement award, substantially the same terms and conditions applicable to awards granted under the Plan. The Inducement Award was granted on July 31, 2026, has an exercise price equal to the closing price of the Company’s common stock on the grant date, a term of ten years, and will vest as follows: twenty-five percent (25%) of the shares subject to the Inducement Award will vest on the one-year anniversary of Dr. Carr’s commencement of employment and the remaining seventy-five percent (75%) will vest in thirty-six (36) substantially equal monthly installments thereafter, subject to Dr. Carr’s continued service through each applicable vesting date. The Compensation Committee determined that the Inducement Award constituted a material inducement to Dr. Carr’s acceptance of employment with the Company. The Inducement Award was approved in accordance with Nasdaq Listing Rule 5635(c)(4).

If Dr. Carr’s employment is terminated by the Company without Cause or if she resigns for Good Reason (each as defined in the Employment Agreement), and subject to her execution and non-revocation of a release of claims, she will be entitled to receive severance benefits consisting of (i) continued payment of her base salary for nine months, (ii) a pro rata share of any annual bonus earned during the year of termination based on actual performance, and (iii) Company-paid COBRA premium coverage for nine months.

In addition, if Dr. Carr’s employment is terminated by the Company without Cause during the period beginning one month prior to, or ending twelve months following, a Sale Event (as defined in the Plan), or if she resigns for Good Reason within twelve months following a Sale Event, then, subject to her execution and non-revocation of a release of claims, she will be entitled to enhanced severance benefits consisting of (i) continued payment of her base salary for twelve months, (ii) a cash payment equal to her target annual bonus for which she would have been eligible during the year of termination, (iii) full vesting acceleration of her outstanding unvested time-based equity awards, and (iv) Company-paid COBRA premium coverage for twelve months.

The Employment Agreement also contains customary provisions regarding confidentiality, assignment of intellectual property, non-solicitation of employees and business relationships for one year following termination of employment, non-disparagement, and other customary restrictive covenants.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There are no family relationships between Dr. Carr and any director or executive officer of the Company, and there are no transactions involving Dr. Carr requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01     Other Events.

On August 4, 2026, the Company publicly announced the appointment of Dr. Carr as its Chief Medical Officer and the grant of the Inducement Award described above. A copy of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company is furnishing this Current Report, in part, to satisfy the public disclosure requirements of Nasdaq Listing Rule 5635(c)(4) with respect to the Inducement Award.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1†	Employment Agreement, dated July 31, 2026, by and between iBio, Inc. and Molly Carr, MD

99.1	Inducement Press Release, dated August 4, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
†

The Company has omitted certain portions of this exhibit which are indicated therein by [***] in order to apply confidential treatment. The Company agrees to furnish unredacted copies of these exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO, INC.

Date: August 4, 2026	By:	/s/ Marc Banjak
		Name:	Marc Banjak
		Title:	Chief Legal Officer